UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 08, 2004

(Date of earliest event reported)

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-30203	94-3208477
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1005 Hamilton Court, Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:      (650) 847-0000

Not Applicable

(Former name or former address, if changed since last report.)

ITEM 5:    OTHER EVENTS

        On April 8, 2004, the Company was served with a civil complaint filed by Voice Capture, Inc. against the Company in the United States District Court for the Southern District of Iowa (the “Complaint”). The Complaint, which also names as defendants Intel Corporation and Dialogic Corporation, alleges that certain software and services of the Company infringe upon certain claims contained in U.S. Patent No. Re 34,587 (“Interactive Computerized Communications Systems with Voice Input and Output”). The plaintiff is seeking unspecified damages.

        The Company is currently investigating the allegations raised in the Complaint. However, the Company believes that the allegations of the Complaint are without merit and intends to defend the litigation vigorously.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 21, 2004	Nuance Communications, Inc.
(Registrant)

/s/ Douglas Clark Neilsson

Douglas Clark Neilsson
Vice President and General Counsel